UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2006

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(1) Forms of Performance Share Agreements

On February 24, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Polycom, Inc. (“Polycom”) approved forms of Performance Share Agreements for use under the Polycom, Inc. 2004 Equity Incentive Plan (the “Plan”).

General Terms. The Performance Share Agreements provide for the grant of a target number of performance shares that will be paid out in shares of Polycom common stock once the applicable performance and vesting criteria have been met. The number of performance shares in which the recipient may vest will depend upon certain performance criteria. Upon payout of the shares, the recipient must pay a purchase price per share equal to the par value of Polycom common stock ($0.0005), payable through the recipient’s past services rendered to Polycom. Polycom will withhold a portion of the shares subject to the grant to cover applicable tax withholdings, unless Polycom requires or otherwise permits the recipient to make alternate arrangements satisfactory to Polycom.

Vesting. The Performance Share Agreements provide that vesting automatically will be delayed upon certain changes to employment status due to authorized leaves of absence for specified durations. In the event of the recipient’s death, Disability (as such term is defined in the Plan) or Retirement (as such term is defined in Performance Share Agreements) while he or she is an employee, unvested performance shares may vest depending on the date of the recipient’s death, Disability (as such term is defined in the Plan) or Retirement (as such term is defined in Performance Share Agreements). Generally, performance shares that have not vested by the time of a recipient’s termination of service with Polycom will be forfeited. However, the Performance Share Agreements provide that in the event that the recipient incurs a termination of service within twelve months following a Change in Control (as such term is defined in the Performance Share Agreements) either (i) by the Company for any reason other than due to recipient’s Misconduct or for Cause (depending on the applicable Performance Share Agreement and as such terms are defined in the Performance Share Agreements), or (ii) by the recipient for Good Reason (as such term is defined in the Performance Share Agreements), then all unvested performance shares (determined in accordance with the terms and conditions of Performance Share Agreements) will fully vest. In addition, the form of Performance Share Agreements for officers contains non-compete and non-solicitation provisions.

Stockholder Rights. A performance share award recipient generally will not have any of the rights of a Polycom stockholder, including voting rights and the right to receive dividends and distributions, until after actual shares of Polycom common stock are issued in respect of the performance share award, which is subject to the prior satisfaction of the performance and vesting criteria relating to such performance share grants.

2006 Grants to Named Executive Officers.

On February 24, 2006, the Committee approved performance share grants to Polycom’s Chief Executive Officer, Robert C. Hagerty, and Polycom’s other named executive officers, Michael R. Kourey, Sunil K. Bhalla, James E. Ellett and Kim Niederman. The performance period for the 2006 grants will be from January 1, 2006, to December 31, 2006, and will be measured on the basis of revenue and non-GAAP net income for the performance period, as compared to amounts designated as revenue and non-GAAP net income in Polycom’s 2006 Annual Operating Plan, in the case of Mr. Hagerty and Mr. Kourey, and on the basis of revenue and non-GAAP operating income, as compared to amounts designated as revenue and non-GAAP operating income in Polycom’s 2006 Annual Operating Plan, in the case of the other named executive officers. For 2006, Mr. Hagerty received a target grant of 50,000 performance shares, Mr. Kourey received a target grant of 30,000 performance shares, Mr. Bhalla received a target grant of 30,000 performance shares, Mr. Ellett received a target grant of 20,000 performance shares, and Mr. Niederman received a target grant of 11,670 performance shares. The number of performance shares in which each recipient may vest will depend upon achievement by Polycom during the performance period of the applicable performance criteria and will range from zero percent (0%) to two hundred and fifty percent (250%) of the target number of performance shares. Fifty percent (50%) of the number of performance shares (determined in accordance with Polycom’s achievement of the performance criteria) is scheduled to vest on each of the 2nd and 3rd anniversaries of the date the performance share award is granted (the “Grant Date”), subject to the terms and conditions of the Performance Share Agreements, described above. In the event the recipient terminates employment due to death, Disability (as such term is defined in the Plan) or Retirement (as such term is defined in Performance Share Agreements), unvested performance shares will vest as follows: (i) if the termination occurs following the performance period but on or before the second anniversary of the Grant Date, the recipient shall vest as to the number of performance shares that would have vested had the recipient remained an employee through the second anniversary of the Grant Date, and (ii) if the termination occurs following the second anniversary of the Grant Date but on or before the third anniversary of the Grant Date, the recipient shall vest as to the number of performance shares that would have vested had the recipient remained an employee through the third anniversary of the Grant Date.

(2) 2006 Performance Goals under the Polycom, Inc. Performance Bonus Plan

The Polycom, Inc. Performance Bonus Plan (the “Bonus Plan”) was approved by Polycom’s stockholders on May 25, 2005, and is intended to permit the payment of awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. On February 24, 2006, the Committee determined that seven executives would participate in the Bonus Plan for calendar year 2006, including Polycom’s Chief Executive Officer, Robert C. Hagerty, and Polycom’s other named executive officers, Michael R. Kourey, Sunil K. Bhalla, James E. Ellett and Kim Niederman.

For the calendar year 2006 performance period, the Committee selected several performance goals. For Mr. Hagerty and Mr. Kourey, the Committee chose performance goals that relate to the achievement of targets for consolidated revenue and consolidated non-GAAP net income (adjusted for acquisitions made during the performance period, if any, and excluding the interest impact of stock repurchases). For Mr. Bhalla, the Committee chose performance goals that relate to the achievement of targets for consolidated revenue, consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of Polycom, as a whole, and non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of Polycom’s voice division. For Mr. Ellett, the Committee chose performance goals that relate to the achievement of targets for consolidated revenue, consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of Polycom, as a whole, and non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) of Polycom’s video division, taking into account the combined performance of the video division and network systems division if such performance meets or exceeds Polycom’s annual operating plan. For Mr. Niederman, the Committee chose performance goals that relate to the achievement of targets for consolidated revenue, consolidated non-GAAP operating income (adjusted for acquisitions made during the performance period, if any) and quota revenue. Each of these goals (some of which are combined goals) is weighted from 50% to 100%, as determined by the Committee depending on the individual participant. The actual awards (if any) payable for the calendar year 2006 performance period will vary depending on the extent to which actual performance meets, exceeds or falls short of the goals approved by the Committee. In addition, the Committee retains discretion to reduce or eliminate (but not increase) the bonus that otherwise would be payable based on actual performance. For the calendar year 2006 performance period, the target bonus payable to Mr. Hagerty is equal to 100% of his annual base salary. The target bonus payable to Mr. Kourey is 70% of his annual base salary and the target bonus payable to the other named executive officers is equal to 60% of annual base salary.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1.	Form of Performance Share Agreement for Officers

10.2.	Form of Performance Share Agreement for Non-Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ Michael R. Kourey
Michael R. Kourey
Senior Vice President, Finance and Administration, and Chief Financial Officer

Date: March 2, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance Share Agreement for Officers

10.2	Form of Performance Share Agreement for Non-Officers